SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 13, 2004

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

201 Mentor Drive
Santa Barbara, California 93111
(Address of principal executive offices)

Registrant's telephone number, including area code:
(805) 879-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01          Other Events

On September 13, 2004, Mentor Corporation and American Medical Systems, Inc. entered into a settlement agreement under which both parties agreed to dismiss the intellectual property lawsuits involving American Medical Systems and Mentor.  Under the settlement agreement, the parties have agreed to concurrently enter into a non-exclusive cross-license agreement covering patents related to the field of female pelvic health.  Under the cross-license agreement, American Medical Systems will make a one-time payment to Mentor in the amount of $2.5 million for access to U.S. Patent No. 6,638,211, which is the method patent owned by Mentor covering the trans-obturator surgical approach and was the subject of the litigation.

On September 14, 2004, Mentor issued a press release announcing that it had agreed to settle this intellectual property litigation with AMS and concurrently entered into the cross-license agreement.  The press release is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

      Not Applicable.

(b)  Pro Forma Financial Information

      Not Applicable.

(c)  Exhibits

      Exhibit No.              Description

      99.1                        Press Release dated September 14, 2004 (included herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            MENTOR CORPORATION

Date: September 14, 2004                      /s/JOSHUA H. LEVINE
                                                            Joshua H. Levine
                                                            Chief Executive Officer

Date: September 14, 2004                      /s/LOREN L. MCFARLAND
                                                            Loren L. McFarland
                                                            Chief Financial Officer